Exhibit 99.1

Investor Contact:	Steve Delahunt
(617) 342-6255

CABOT CORPORATION ANNOUNCES ELECTION OF THIERRY VANLANCKER TO BOARD OF DIRECTORS

Boston - July 12, 2024 - Cabot Corporation (NYSE: CBT) announced today that Thierry Vanlancker has been elected to its Board of Directors, effective July 12, 2024. He was also appointed a member of the Audit Committee of the Board of Directors, effective July 12, 2024. Prior to his retirement, Mr. Vanlancker was Chief Executive Officer and a Director of AkzoNobel NV, a multinational paints and coatings company, from 2017 to 2022. Prior to joining AkzoNobel, Mr. Vanlancker was President of Fluoroproducts and the EMEA region at The Chemours Company, a global provider of performance chemicals, from 2015 to 2016, and from 1988 to 2015 held various positions within the chemicals company Dupont. Mr. Vanlancker has been a member of the Board of Directors of SIKA AG, a Swiss multinational specialty chemical company that supplies to the building sector and motor vehicle industry, since 2019 and has been Chairman of the Board since March 2024. He has also been a member of the Board of Directors of Aliaxis SA, a manufacturer of plastic piping systems for buildings, infrastructure, and industry since 2020, and Chairman of the Board since 2022, and a member of the Board of Directors of Stahl, a leading provider of specialty coatings and treatments for flexible substrates, since May 2024, and Etex NV, a manufacturer of building materials, since 2021. Mr. Vanlancker received his MSc Chemical Engineering from the University of Ghent, Belgium.

Michael M. Morrow, Non-Executive Chair of Cabot’s Board of Directors, said, “We are very pleased to welcome Thierry to our Board. Having held various management positions in the chemical sector for more than 30 years, Thierry brings with him extensive global and industrial experience. He possesses in-depth knowledge of strategy, product development, sales, and marketing with specific know-how in chemicals markets and distribution. His strong expertise in the management of international companies, management of differentiated channels to market and in-depth experience with sustainability strategy will further enhance the Board’s depth of expertise and capabilities that are necessary to oversee the Company’s Creating for Tomorrow strategy.”

“I am honored to join the Cabot Board of Directors. Cabot has innovative technologies and many exciting opportunities for growth. I look forward to helping Cabot capitalize on those opportunities and further advance their strategy and objectives in the years to come,” said Mr. Vanlancker.

About Cabot Corporation

Cabot Corporation (NYSE: CBT) is a global specialty chemicals and performance materials company headquartered in Boston, Massachusetts. The company is a leading provider of reinforcing carbons, specialty carbons, battery materials, engineered elastomer composites, inkjet colorants, masterbatches and conductive compounds, fumed metal oxides and aerogel. For more information on Cabot, please visit the company’s website at cabotcorp.com. The Company encourages investors and potential investors to consult the Cabot website regularly.

Forward-Looking Statements – This release contains forward-looking statements. All statements that address expectations or projections about the future, including with respect to the Company’s strategy and opportunities for growth, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, potentially inaccurate assumptions, and other factors, some of which are beyond our control and difficult to predict. If known or unknown risks materialize, or should underlying assumptions prove inaccurate, our actual results could differ materially from past results and from those expressed or implied by forward-looking statements. Important factors that could cause our results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, industry capacity utilization and competition from other specialty chemical companies; safety, health and environmental requirements and related constraints imposed on our business; regulatory and financial risks related to climate change developments; volatility in the price and availability of energy and raw materials, including with respect to the Russian invasion of Ukraine and the U.S.-China trade relationship; a significant adverse change in a customer relationship or the failure of a customer to perform its obligations under agreements with us; failure to achieve growth expectations from new products, applications and technology developments; failure to realize benefits from acquisitions, alliances, or joint ventures or achieve our portfolio management objectives; unanticipated delays in, or increased cost of site development projects; negative or uncertain worldwide or regional economic conditions and market opportunities, including from trade relations, global health matters or geo-political conflicts; litigation or legal proceedings; interest rates, tax rates, currency exchange controls and fluctuations in foreign currency rates such as the recent currency movements in Argentina; and the accuracy of the assumptions we used in establishing reserves for our share of liability for respirator claims. These factors are discussed more fully in the reports we file with the Securities and Exchange Commission (“SEC”), particularly under the heading “Risk Factors” in our annual report on Form 10-K for our fiscal year ended September 30, 2023, which are filed with the SEC at www.sec.gov. We assume no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.